Exhibit 99.1

AMCON Distributing Company Reports Fully Diluted Earnings Per Share of $2.05 for the Second Fiscal Quarter Ended March 31, 2011

OMAHA, Neb.--(BUSINESS WIRE)--April 19, 2011--AMCON Distributing Company (“AMCON”) (NYSE AMEX:DIT), an Omaha, Nebraska based consumer products company is pleased to announce fully diluted earnings per share of $2.05 on net income available to common stockholders of $1.5 million for the second fiscal quarter ended March 31, 2011. In addition, the Company has extended and expanded its revolving credit agreement with its bank group. The new facility is expandable to $80.0 million and has improved terms.

“Our management team did a good job this quarter, especially given the challenging environment our customers faced because of the higher level of energy prices. We are delighted to have an enhanced credit facility that we believe will give us additional flexibility to take advantage of potential acquisitions and merchant opportunities,” said Christopher H. Atayan, AMCON’s Chairman and Chief Executive Officer.

Each of AMCON’s business segments had solid quarters. The wholesale distribution segment reported revenues of $206.7 million and operating income before depreciation and amortization of $3.6 million in the second quarter of fiscal 2011. The retail health food segment reported revenues of $9.9 million and operating income before depreciation and amortization of $1.2 million for the same period.

“We are taking a long range view as we continue to make investments in foodservice, technology and related value added propositions designed to increase our customers’ bottom line. Our customers appreciate this partnership approach as they build their businesses,” said Kathleen Evans, President of AMCON’s Wholesale segment.

“We are carefully evaluating new store locations in both of the regions we operate in. Our recent store opening in Tulsa, Oklahoma has met our expectations. Our niche in the retail market is well defined and we believe there is room to prudently expand,” said Eric Hinkefent, President of AMCON’s Retail Health Food segment.

“Our stockholders’ equity grew to $36.9 million and consolidated debt decreased to $20.6 million. Our focused strategy of maintaining high liquidity levels has allowed us to successfully renew our credit agreement with significantly enhanced terms. We continue to carefully evaluate growth opportunities including a number of capital projects related to information technology and foodservice that are designed to enhance our competitive position in the markets we serve,” said Andrew Plummer, AMCON’s Chief Financial Officer.

AMCON is a leading wholesale distributor of consumer products, including beverages, candy, tobacco, groceries, foodservice, frozen and chilled foods, and health and beauty care products with locations in Arkansas, Illinois, Missouri, Nebraska, North Dakota and South Dakota. AMCON also operates fourteen (14) health and natural product retail stores in the Midwest and Florida. The retail stores operate under the names Chamberlin's Market & Cafe www.chamberlins.com and Akin’s Natural Foods Market www.akins.com.

This news release contains forward-looking statements that are subject to risks and uncertainties and which reflect management's current beliefs and estimates of future economic circumstances, industry conditions, Company performance and financial results. A number of factors could affect the future results of the Company and could cause those results to differ materially from those expressed in the Company's forward-looking statements including, without limitation, availability of sufficient cash resources to conduct its business and meet its capital expenditures needs and the other factors described under Item 1.A. of the Company’s Annual Report on Form 10-K. Moreover, past financial performance should not be considered a reliable indicator of future performance. Accordingly, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 with respect to all such forward-looking statements.

Visit AMCON Distributing Company's web site at: www.amcon.com

AMCON Distributing Company and Subsidiaries
Condensed Consolidated Balance Sheets
March 31, 2011 and September 30, 2010

	March	September
	2011	2010
	(Unaudited)
ASSETS
Current assets:
Cash	$398,982	$356,735
Accounts receivable, less allowance for doubtful accounts of $0.8 million and $1.6 million at March 2011 and September 2010, respectively	24,800,880	27,903,689
Inventories, net	33,939,682	35,005,957
Deferred income taxes	1,518,492	1,905,974
Prepaid and other current assets	4,154,742	3,013,485
Total current assets	64,812,778	68,185,840

Property and equipment, net	11,919,797	11,855,669
Goodwill	6,149,168	6,149,168
Other intangible assets, net	4,706,394	4,807,644
Other assets	1,177,614	1,069,050
	$88,765,751	$92,067,371

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$16,307,547	$16,656,257
Accrued expenses	6,569,164	6,007,900
Accrued wages, salaries and bonuses	2,080,139	3,161,817
Income taxes payable	531,884	2,366,667
Current maturities of long-term debt	745,177	893,291
Total current liabilities	26,233,911	29,085,932

Credit facility	14,980,497	18,816,709
Deferred income taxes	1,145,250	1,075,861
Long-term debt, less current maturities	4,902,732	5,226,586
Other long-term liabilities	71,061	587,479
Series A cumulative, convertible preferred stock, $.01 par value 100,000 shares authorized and issued, liquidation preference $25.00 per share	2,500,000	2,500,000
Series B cumulative, convertible preferred stock, $.01 par value 80,000 shares authorized and issued, liquidation preference $25.00 per share	2,000,000	2,000,000

Shareholders’ equity:
Preferred stock, $0.01 par value, 1,000,000 shares authorized, 180,000 shares outstanding and issued in Series A and B referred to above	—	—
Common stock, $.01 par value, 3,000,000 shares authorized, 590,232 shares outstanding at March 2011 and 577,432 shares outstanding at September 2010	5,902	5,774
Additional paid-in capital	9,482,317	8,376,640
Retained earnings	27,444,081	24,392,390
Total shareholders’ equity	36,932,300	32,774,804
	$88,765,751	$92,067,371

AMCON Distributing Company and Subsidiaries
Condensed Consolidated Unaudited Statements of Operations
for the three and six months ended March 31, 2011 and 2010

	For the three months		For the six months
	ended March		ended March
	2011	2010	2011	2010
Sales (including excise taxes of $70.8 million and $76.9 million, and $152.1 million and $158.4 million, respectively)	$216,603,039	$230,499,129	$461,560,200	$474,440,167
Cost of sales	200,233,927	213,558,955	427,583,366	440,271,980
Gross profit	16,369,112	16,940,174	33,976,834	34,168,187

Selling, general and administrative expenses	12,909,642	13,365,802	26,597,013	27,144,541
Depreciation and amortization	507,133	415,572	1,004,716	802,841
	13,416,775	13,781,374	27,601,729	27,947,382
Operating income	2,952,337	3,158,800	6,375,105	6,220,805

Other expense (income):
Interest expense	263,872	368,425	648,455	773,670
Other (income), net	(45,211)	(23,046)	(68,092)	(36,426)
	218,661	345,379	580,363	737,244
Income from operations before income tax	2,733,676	2,813,421	5,794,742	5,483,561
Income tax expense	1,149,000	1,022,000	2,378,000	1,963,000
Net income	1,584,676	1,791,421	3,416,742	3,520,561
Preferred stock dividend requirements	(73,239)	(73,239)	(148,106)	(148,106)
Net income available to common shareholders	$1,511,437	$1,718,182	$3,268,636	$3,372,455

Basic earnings per share available to common shareholders:	$2.56	$3.05	$5.60	$6.00
Diluted earnings per share available to common shareholders:	$2.05	$2.40	$4.47	$4.72

Basic weighted average shares outstanding	589,454	564,216	583,986	562,145
Diluted weighted average shares outstanding	771,738	746,873	765,067	745,773

AMCON Distributing Company and Subsidiaries
Condensed Consolidated Unaudited Statements of Cash Flows
for the six months ended March 31, 2011 and 2010

	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$3,416,742	$3,520,561
Adjustments to reconcile net income from operations to net cash flows from operating activities:
Depreciation	845,120	678,860
Amortization	159,596	123,981
Gain on sale of property and equipment	(8,722)	(16,935)
Stock based compensation	1,514,567	267,464
Net excess tax benefit on equity-based awards	(125,904)	(130,126)
Deferred income taxes	456,871	(34,196)
Provision for (recoveries) losses on doubtful accounts	(843,000)	178,367
Provision for losses on inventory obsolescence	26,538	16,393
Other	(4,022)	—

Changes in assets and liabilities:
Accounts receivable	3,945,809	491,271
Inventories	1,039,737	1,125,441
Prepaid and other current assets	(1,141,257)	(519,415)
Other assets	(108,564)	(47,087)
Accounts payable	(319,457)	1,144,665
Accrued expenses and accrued wages, salaries and bonuses	(1,625,822)	(1,878,536)
Income tax payable	(1,708,879)	(2,977,213)
Net cash flows from operating activities	5,519,353	1,943,495

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(957,254)	(1,102,929)
Proceeds from sales of property and equipment	27,475	42,905
Acquisition	—	(3,099,836)
Net cash flows from investing activities	(929,779)	(4,159,860)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net (payments) borrowings on bank credit agreements	(3,836,212)	3,025,076
Principal payments on long-term debt	(471,968)	(433,443)
Proceeds from exercise of stock options	—	68,965
Net excess tax benefit on equity-based awards	125,904	130,126
Dividends paid on convertible preferred stock	(148,106)	(148,106)
Dividends on common stock	(216,945)	(206,759)
Net cash flows from financing activities	(4,547,327)	2,435,859
Net change in cash	42,247	219,494

Cash, beginning of period	356,735	309,914
Cash, end of period	$398,982	$529,408

	2011	2010
Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$668,389	$760,727
Cash paid during the period for income taxes	3,630,007	4,974,408

Supplemental disclosure of non-cash information:
Equipment acquisitions classified as accounts payable	8,953	85,939

Business acquisition:
Inventory	—	1,981,498
Property and equipment	—	122,978
Customer relationships intangible asset	—	1,620,000
Goodwill	—	300,360
Note payable	—	500,000
Contingent consideration	—	425,000

CONTACT:
AMCON Distributing Company
Christopher H. Atayan, 402-331-3727